  EXHIBIT 99.1

Daybreak Updates Sale of Louisiana Properties

SPOKANE, Wash., March 28, 2008 -- Daybreak Oil and Gas, Inc. (OTC Bulletin Board: DBRM) (“Daybreak” or the “Company”), a Washington corporation, today announced that the Company anticipates the second closing on the sale of property interests located in Tensas and Franklin Parishes, Louisiana, will occur in April.  Under terms of the Purchase and Sale Agreement signed in January, the transaction was scheduled to close in two tranches, the first closing for $2 million, representing 25% of Daybreak's interests closed on January 18, 2008.  The second closing will be in the amount of $6 million for the remaining 75% of the Company's interest, subject to customary closing adjustments.

For more information about Daybreak Oil and Gas Inc., please visit its website at www.daybreakoilandgas.com.

Contact:

Tim Lindsey	Telephone:	281-253-4576
	Email:	timl@daybreakoilandgas.com

James Westmoreland	Telephone:	713-829-6062
	Email:	jimw@daybreakoilandgas.com

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995: Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained herein contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believe", "expect", "may", "should", "up to", "approximately", "likely", or "anticipates" or the negative thereof or given that the future results covered by such forward looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.